Exhibit 10.3
AES:DCP/JPM/JPL/GMM F. #2012R01893

UNITED STATES DISTRICT COURT EASTERN DISTRICT OF NEW YORK ------------------------------------------------- X
UNITED STATES OF AMERICA - against -	SECOND AMENDMENT TO THE DEFERRED PROSECUTION AGREEMENT
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC,	Cr. No. 16-516 (NGG)
also known as “Sculptor Capital Management,” Defendant.
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The Defendant Och-Ziff Capital Management Group LLC, also known as Sculptor Capital Management (hereinafter, “Och-Ziff” or the “Company”), by its undersigned attorneys and representative, pursuant to authority granted to it by the Company’s Board of Directors, and the United States Attorney’s Office for the Eastern District of New York and the United States Department of Justice, Criminal Division, Fraud Section (collectively, the “Offices”) enter into this Second Amendment to the Deferred Prosecution Agreement dated and filed September 29, 2016 (the “DPA”). On January 23, 2020, the Company and the Offices entered into a First Amendment to the DPA. The Company and the Offices enter into this Second Amendment to the DPA in order to condition the expiration of the term of the DPA on the payment of restitution in the matter of United States v. OZ Africa Management GP LLC (Docket No. 16-CR-515 (NGG) (E.D.N.Y.)) and the release of the monetary penalty that has been held in a suspense account. The terms and conditions of this Second Amendment to the DPA are as follows:
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1. Paragraph 3 of the DPA is amended to provide as follows:

This Agreement is effective for a period beginning on the date on which the Information is filed and ending immediately after all of the following conditions have been satisfied: (i) the Court enters final judgment, including an award of restitution to the identified victims (the “Restitution Award”), in the matter of United States v. OZ Africa Management GP LLC (Docket No. 16-CR-515 (NGG) (E.D.N.Y.)); (ii) the defendant OZ Africa Management GP, LLC makes payment to the identified victims in full satisfaction of the Restitution Award; and (iii) the monetary penalty has been released from the suspense account to the United States Treasury within ten (10) days of the entry of the judgment in the matter of United States v. OZ Africa Management GP LLC (Docket No. 16-CR-515 (NGG) (E.D.N.Y.)) (the “Term”). The Company agrees, however, that, in the event the Offices determine, in their sole discretion, that the Company has knowingly violated any provision of this Agreement, an extension or extensions of the term of the Agreement may be imposed by the Offices, in their sole discretion, for up to a total additional time period of one year, without prejudice to the Offices’ right to proceed as provided in Paragraphs 16 through 19 below. Any extension of the Agreement extends all terms of this Agreement for an equivalent period.

2. In all other aspects, the DPA shall remain in full force and effect.

AGREED:

FOR OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC:

/s/ David M. Levine                /s/ Anirudh Bansal
David Levine, Esq.                Anirudh Bansal, Esq.
Chief Legal Officer                Cahill Gordon & Reindel LLP
Och-Ziff/Sculptor Capital Management    Counsel to the Defendant

Date: November 3, 2020

FOR THE U.S. DEPARTMENT OF JUSTICE:

SETH D. DUCHARME DANIEL S. KAHN
Acting United States Attorney Acting Chief
Eastern District of New York Criminal Division, Fraud Section
U.S. Department of Justice

/s/ David C. Pitluck                    /s/ Gerald M. Moody, Jr.
David C. Pitluck                      Gerald M. Moody, Jr.
James P. McDonald                      Trial Attorney
Jonathan P. Lax
Assistant U.S. Attorneys

Date: November 3, 2020

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